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                                                                   EXHIBIT 10.16

                    LOAN EXTENSION AND MODIFICATION AGREEMENT

         THIS LOAN EXTENSION AND MODIFICATION AGREEMENT is made and entered into as of the 10th day of December, 1999, by and among comstar.net, inc., a Georgia corporation (the "Borrower"), Samuel F. Dayton and James L. Bruce, Jr., each of whom is a resident of the State of Georgia (each an "Founder Lender" and together, the "Founder Lenders"), and db Telecom Technologies, Inc., a Georgia corporation with its principal office in Gainesville, Georgia (the "db Lender" and together with the Founder Lenders, the "Lenders").

                                    RECITALS:

         WHEREAS, the Founder Lenders made a loan to the Borrower in the original principal amount of Six Hundred Eighteen Thousand Five Hundred Forty-Nine Dollars ($618,549) and the db Lender made a loan to the Borrower in the original principal amount of Two Hundred Seventy Thousand One Hundred Eighty-Eight Dollars ($270,188) (collectively, the "Loans"), both of which are evidenced by a letter agreement dated April 6, 1999 and subsequently amended by further letter agreements on each of December 4, 1996, May 5, 1999 and August 10, 1999 (collectively, the "Loan Agreement");

         WHEREAS, the Borrower and the Lenders have agreed to extend the maturity dates of the Loans as described in this Agreement; and

         WHEREAS, the Borrower, and the Lenders desire to modify the terms of the Loan Agreement to evidence the extension of the maturity dates and to require the Borrower to make certain other promises with respect to the Loans;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, the agreement of the Lenders to extend the maturity dates of the Loans, and the sum of Ten and No/100 Dollars ($10.00), paid in hand by each party to the other, the receipt, adequacy, and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

         1. Extension of Maturity Date. The Loan Agreement is hereby modified by substituting April 30, 2000 (the "Extended Maturity Date") for the maturity date set forth in the Loan Agreement, with the effect that the entire principal balance of the Loans outstanding on the Extended Maturity Date, together with all accrued and unpaid interest thereon, shall be due and payable on the Extended Maturity Date.

         2. Outstanding Amounts Owed Founder Lenders. The Borrower and the Founder Lenders hereby acknowledge and agree that the outstanding principal balance of the Loan between them as of the date of this Agreement is $618,549.


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         3. Outstanding Amounts Owed db Lender. The Borrower and the db Lender
hereby acknowledge and agree that the outstanding principal balance of the Loan between them as of the date of this Agreement is $270,188.

         4. Effect of Modification on Loan Agreement. The Loan Agreement, as modified by this Agreement, remains in full force and effect in accordance with its terms, and the Lenders and the Borrower hereby ratify and confirm the same. The Borrower acknowledges that it is fully obligated under the terms of the Loan Agreement.

         5. Repayment of Short-Term Debt. The parties hereto hereby acknowledge that the Borrower shall use a portion of the net proceeds of the sale of the Borrower's Series 1999 Convertible Notes to repay the $140,000 loaned to the Borrower by Samuel F. Dayton in November 1999 to finance the short term liquidity needs of the Borrower, as evidenced by a Promissory Note between Dr. Dayton and the Borrower dated November 9, 1999.

         6. Successors and Assigns. This Agreement shall bind each party hereto and his or its heirs, executors, administrators, legal representatives, successors, and assigns and shall inure to the benefit of, and be enforceable by, each party hereto and his, its or their successors and assigns, including, without limitation, each and every person who shall from time to time be or become the holder of any of the Loan Documents.

         7. Notices. Notices under this Agreement shall be given in writing and shall be deemed served at the earlier of (a) receipt, (b) five (5) days after deposit in the United States mail, sent certified or registered mail, return receipt requested, postage prepaid, or (c) upon transmission via facsimile machine, and addressed to the parties at the following addresses, or at such other addresses as the parties shall designate in writing:



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                  If to the Founder Lenders:

                           Samuel F. Dayton
                           db Telecom Technologies, Inc.
                           419 Bradford Street, N.W.
                           Suite A-2
                           Gainesville, Georgia  30501

                           James L. Bruce, Jr.
                           Yonah Manufacturing Company
                           482 Chattahoochee Street
                           Cornelia, GA  30531

                  If to the db Lender:

                           db Telecom Technologies, Inc.
                           419 Bradford Street, N.W.
                           Suite A-2
                           Gainesville, Georgia  30501
                           Attn:  President

                  If to the Borrower:

                           comstar.net, inc.
                           2812 Spring Road
                           Suite 210
                           Atlanta, Georgia  30339
                           Attn:  Chief Executive Officer

Personal delivery to a party or to any officer, partner, agent, or employee of such party at its address herein shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received also shall constitute receipt.

         8. Amendment. This Agreement may be terminated, amended, supplemented, waived, released or modified only by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplementation, waiver, release, or modification is sought.

         9. Governing Law. This Agreement shall be deemed to be a contract made under, and for all purposes shall be governed by and construed in accordance with, the internal laws of the State of Georgia.


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         10. Multiple Counterparts; Pronouns; Captions; Severability. This
Agreement may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original but all of which shall constitute but one and the same document. Captions are for reference only and in no way limit the terms of this Agreement. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but invalidation of any one or more of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

         IN WITNESS WHEREOF, the Borrower, the Lenders, the db Lender have executed and sealed this Loan Extension and Modification Agreement as of the day and year first above written.

                                       BORROWER:
                                       comstar.net, inc.

[CORPORATE SEAL]

                                       By: /s/ J. Cary Howell, CEO
                                          ------------------------------------
                                          Name and Title:  J. Cary Howell, CEO


                                       LENDERS:

                                       /s/ Samuel F. Dayton
                                       ---------------------------------------
                                       Samuel F. Dayton



                                       /s/James L. Bruce, Jr.
                                       ---------------------------------------
                                       James L. Bruce, Jr.


                                       db LENDER:
                                       db Telecom Technologies, Inc.


[CORPORATE SEAL]

                                       By: /s/Samuel F. Dayton
                                          -------------------------------------
                                          Name and Title: Samuel F. Dayton
                                                         ----------------------